FOR IMMEDIATE RELEASE:

ALLIED WORLD ASSURANCE COMPANY APPOINTS
PATRICK DE SAINT-AIGNAN TO BOARD OF DIRECTORS

PEMBROKE, BERMUDA- August 26, 2008 – Allied World Assurance Company Holdings, Ltd (NYSE: AWH) today announced the appointment of Patrick de Saint-Aignan to its Board of Directors. Mr. de Saint-Aignan has over 30 years experience in investment banking.

Allied World President and Chief Executive Officer Scott Carmilani commented, “We welcome Patrick to our Board of Directors. He has tremendous experience in financial services and will bring a wealth of knowledge to both our Board and our company.”

Mr. de Saint-Aignan has held multiple positions at Morgan Stanley internationally from 1974 to 2007, where he became a Managing Director and, most recently, an Advisory Director. He held responsibilities in corporate finance and capital markets and headed successively Morgan Stanley’s global fixed income derivatives and debt capital markets activities, its office in Paris, France, and the firm-wide risk management function. He was also a Founder, Director and Chairman of the International Swaps and Derivatives Association (1985-1992); Censeur on the Supervisory Board of IXIS Corporate and Investment Bank (2005-2007); and Independent Director of the Bank of China Limited (2006-2008) where he served as Chairman of the audit committee, and a member of the risk policy, personnel and remuneration committees.

Mr. de Saint-Aignan received his Bachelor of Business Administration from Ecole des Hautes Etudes Commerciales in Paris, France, in 1971, and obtained his Masters of Business Administration from Harvard Graduate School of Business Administration in 1974.

About Allied World Assurance Company
Allied World Assurance Company Holdings, Ltd, through its subsidiaries, is a global provider of insurance and reinsurance solutions, offering superior client service through offices in Bermuda, the United States and Europe. Our insurance and reinsurance subsidiaries are rated A (Excellent) by A.M. Best Company and A- (Strong) by Standard & Poor’s. Our Bermuda and U.S. insurance and reinsurance subsidiaries are rated A2 (Good) by Moody’s Investors Service. For further information on Allied World, please visit our website at www.awac.com.

Cautionary Statement Regarding Forward-Looking Statements
Any forward-looking statements made in this press release reflect our current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in these statements. For example, our forward-looking statements could be affected by pricing and policy term trends; increased competition; the impact of acts of terrorism and acts of war; greater frequency or severity of unpredictable catastrophic events; investigations of market practices and related settlement terms; negative rating agency actions; the adequacy of our loss reserves; the company or its subsidiaries becoming subject to significant income taxes in the United States or elsewhere; changes in regulations or tax laws; changes in the availability, cost or quality of reinsurance or retrocessional coverage; adverse general economic conditions; and judicial, legislative, political and other governmental developments, as well as management’s response to these factors, and other factors identified in our filings with the U.S. Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We are under no obligation (and expressly disclaim any such obligation) to update or revise any forward- looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise.

For further information, please contact:

Allied World Assurance Company
Media:
Faye Cook
AVP, Marketing & Communications
T: 441-278-5406
E: faye.cook@awac.com

Investors:
Keith J. Lennox
Investor Relations Officer
T: 212-635-5319
E: keith.lennox@awac.com